Exhibit 99.1

Earnings Conference Call August 3, 2022 8:00 a.m. CT 1 (833) 927-1758 (within North America) 1 (929) 526-1599 (outside of North America) Access Code: 990303 Webcast: ir.dnow.com

NOW Inc. Reports Second Quarter 2022 Results

HOUSTON, TX, August 3, 2022 – NOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

◾	Revenue was $539 million for the second quarter of 2022

◾	Net income was $26 million and non-GAAP net income excluding other costs was $29 million for the second quarter of 2022

◾	Diluted earnings per share was $0.23 and non-GAAP diluted earnings per share excluding other costs was $0.26 for the second quarter of 2022

◾	Non-GAAP EBITDA excluding other costs for the second quarter of 2022 was $47 million or 8.7 percent of revenue

◾	Cash and cash equivalents was $232 million and long-term debt was zero at June 30, 2022

◾	Raising guidance for full-year 2022 revenue to now increase as much as 30 percent and full-year 2022 EBITDA excluding other costs to approximate 7 percent of revenue

◾	Expanded capital allocation strategy with Board of Directors authorized $80 million share repurchase program

David Cherechinsky, President and CEO of NOW Inc., added, “Our great start to 2022 continued into the second quarter with another stellar performance. I am proud of our record EBITDA as a percentage of revenues, reaching 8.7 percent this quarter. These results reflect the transformative two-year journey the entire organization has made, laying the groundwork for making this incredible turnaround indelible. I am honored to serve alongside each of our highly talented women and men for inspiring one another and fostering an inclusive, people-first, customer-centric culture. We are singularly focused on delighting the customer everyday as we win the market and pursue sustainable growth into the future.”

Prior to the earnings conference call a presentation titled “NOW Inc. Second Quarter 2022 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,300 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$232	$313
Receivables, net	389	304
Inventories, net	331	250
Prepaid and other current assets	17	16

Total current assets	969	883
Property, plant and equipment, net	111	111
Goodwill	79	67
Intangibles, net	13	9
Other assets	30	34

Total assets	$1,202	$1,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$290	$235
Accrued liabilities	112	112
Other current liabilities	6	22

Total current liabilities	408	369
Long-term operating lease liabilities	12	17
Other long-term liabilities	5	6

Total liabilities	425	392
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,851,347 and 110,558,831 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	2,067	2,061
Accumulated deficit	(1,147)	(1,203)
Accumulated other comprehensive loss	(144)	(147)

Total stockholders’ equity	777	712

Total liabilities and stockholders’ equity	$1,202	$1,104

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Revenue	$539	$400	$473	$1,012	$761
Operating expenses:
Cost of products	411	315	366	777	601
Warehousing, selling and administrative	89	85	84	173	164
Impairment and other charges	10	—	—	10	4

Operating profit (loss)	29	—	23	52	(8)
Other income (expense)	(1)	(1)	10	9	(2)

Income (loss) before income taxes	28	(1)	33	61	(10)
Income tax provision	2	1	3	5	2

Net income (loss)	$26	$(2)	$30	$56	$(12)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.23	$(0.02)	$0.27	$0.50	$(0.11)

Diluted earnings (loss) per common share	$0.23	$(0.02)	$0.27	$0.50	$(0.11)

Weighted-average common shares outstanding, basic	111	110	111	111	110

Weighted-average common shares outstanding, diluted	111	110	111	111	110

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Revenue:
United States	$408	$296	$334	$742	$548
Canada	72	51	82	154	109
International	59	53	57	116	104

Total revenue	$539	$400	$473	$1,012	$761

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
GAAP net income (loss) (1)	$26	$(2)	$30	$56	$(12)
Interest, net	—	—	—	—	—
Income tax provision	2	1	3	5	2
Depreciation and amortization	5	6	4	9	12
Other costs:
Stock-based compensation	2	2	2	4	4
Other (2)	12	1	(11)	1	5

EBITDA excluding other costs	$47	$8	$28	$75	$11

EBITDA % excluding other costs (3)	8.7%	2.0%	5.9%	7.4%	1.4%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
GAAP net income (loss) (1)	$26	$(2)	$30	$56	$(12)
Other, net of tax (4) (5)	3	2	(15)	(12)	7

Net income (loss) excluding other costs (5)	$29	$—	$15	$44	$(5)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
GAAP diluted earnings (loss) per share (1)	$0.23	$(0.02)	$0.27	$0.50	$(0.11)
Other, net of tax (4) (5)	0.03	0.02	(0.13)	(0.11)	0.06

Diluted earnings (loss) per share excluding other costs (5)	$0.26	$—	$0.14	$0.39	$(0.05)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

For the three months ended June 30, 2022, Other primarily included approximately $10 million of impairment and other charges related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries, as well as, approximately $2 million in separation and transaction-related charges, which were included in operating profit.

For the six months ended June 30, 2022, Other primarily included approximately $10 million of impairment and other charges discussed above, as well as, approximately $4 million in separation and transaction-related charges, partially offset by a benefit of approximately $13 million related to the decrease of contingent consideration liability, which was included in other income.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

For the three months ended June 30, 2022, Other, net of tax included approximately $10 million of impairment and other charges related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries, as well as, approximately $2 million in separation and transaction-related charges, partially offset by a benefit of approximately $9 million from changes in the valuation allowance recorded against the Company’s deferred tax assets.

For the six months ended June 30, 2022, Other, net of tax included a benefit of approximately $13 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as, a benefit of approximately $13 million related to the decrease of contingent consideration liability, partially offset by approximately $10 million of impairment and other charges discussed above, as well as, approximately $4 million in separation and transaction-related charges. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

5